Exhibit 99.1

TETRA TECHNOLOGIES, INC. REPORTS STRONG FIRST-QUARTER 2026 RESULTS
MAINTAINS 2026 GUIDANCE

SPRING, Texas, April 29, 2026 / PR Newswire / - TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE:TTI) announced financial results for the three months ended March 31, 2026.

First-Quarter 2026 Financial Highlights
•Revenues of $156.3 million
•Income from continuing operations of $8.3 million, inclusive of $0.5 million of unusual charges
•Adjusted EBITDA of $25.6 million
•Income per share from continuing operations of $0.06

Brady Murphy, TETRA’s President and Chief Executive Officer, stated, “We are pleased to start 2026 with one of the strongest first quarter performances in the company’s past ten years. Excluding the benefit of TETRA Neptune in the prior-year period, consolidated first-quarter revenue of $156 million and Adjusted EBITDA of $26 million were ten-year highs for a first quarter, as were both Brazil and Gulf of America. In addition, the Industrial Chemicals and Production Testing subsegments each delivered ten-year-high revenues with strong margin contributions. High-pressure gas plays in Haynesville and South Texas, supporting Gulf Coast LNG, are areas that should experience rapid growth in the coming years.”

The Middle East conflict did not materially affect our first-quarter results, as historically less than 5% of our revenue is exposed to this region. However, some completion fluid sales planned for the second quarter will likely be delayed. From a supply chain standpoint, our chemical manufacturing plants are located in the United States and Europe, and our elemental bromine is sourced from Arkansas. Over the longer term, it remains to be seen how developments in the Persian Gulf and the Middle East will impact the global oil and gas markets and our business and financial results, but in general we believe it will provide tailwinds to an already robust offshore and deepwater outlook and boost unconventional investment activity in the U.S. and Argentina.

Last September, we held an Investor Day at the NYSE, where we outlined a clear strategic path for the company. Although much has changed in the world since that event, our view of the company’s key growth trajectories across deepwater, specialty chemicals, electrolytes for battery energy storage, and desalination of produced water has strengthened. In addition, recent global events have prompted us to evaluate options to accelerate our Lithium and Magnesium critical minerals development. I am very pleased with the continued strong execution and performance of our base business and the progress we are making toward the strategic and financial targets we set as part of our ONE TETRA 2030 vision.

Maintaining 2026 Guidance

For 2026, our revenue and Adjusted EBITDA margins outlook remains unchanged with potential for upside if deepwater projects get accelerated or elevated oil and gas prices drive activity increases in the U.S. We expect to have a better view of the full year as we go through the second quarter. Total company revenue is expected to increase modestly driven by higher electrolyte sales and the execution of long-term contracts for early production facilities (“EPFs”) in Argentina. Adjusted EBITDA margins for Completion Fluids & Products is expected to be in the 25-30% range and Water & Flowback Services in the mid-teens. Overall, we are off to a strong start and remain confident in our ability to deliver solid financial results this year while continuing to advance towards our 2030 targets.

First-Quarter Financial Highlights

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands, except per share amounts)
Revenue	$156,253	$146,681	$157,140
Income (loss) from continuing operations	$8,319	$(15,298)	$4,049
Net income (loss)	$8,319	$(16,507)	$4,049
Adjusted EBITDA(1)	$25,609	$19,204	$32,010
Net income (loss) per share from continuing operations	$0.06	$(0.11)	$0.03
Adjusted net income per share from continuing operations(2)	$0.06	$0.02	$0.11
Net cash (used in) provided by operating activities	$(11,856)	$31,726	$3,935
Total Adjusted free cash flow(3)	$(31,914)	$3,070	$4,241
(1)     Adjusted EBITDA is a non-GAAP financial measure. See Schedule E for an explanation of how we calculate Adjusted EBITDA and reconciliation to net (loss) income from continuing operations before taxes.
(2)    Adjusted net income per share from continuing operations is a non-GAAP financial measure. See Schedule D for an explanation of how we calculate Adjusted net income per share from continuing operations and a reconciliation to net (loss) income from continuing operations before taxes.
(3)    For the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, total Adjusted free cash flow includes $6.6 million, $17.2 million and $11.2 million of net payments, respectively, for the Arkansas bromine and lithium projects, excluding capitalized interest. See Schedule G for an explanation of how we calculate Adjusted free cash flow and a reconciliation to net cash (used in) provided by operating activities.

Completion Fluids & Products
•Revenue of $91.7 million
•Net income before taxes of $24.3 million
•Adjusted EBITDA of $25.7 million
•Adjusted EBITDA margins of 28.0%

Completion Fluids & Products revenue increased 10% sequentially and decreased 1% year over year. Net income before taxes increased 16% sequentially and decreased 21% year over year. Adjusted EBITDA increased 12% sequentially and decreased 23% from the prior year comparable period. The year-on-year decline in revenue and Adjusted EBITDA was primarily a result of the absence of a TETRA Neptune project which did not repeat in the first quarter of this year. As deepwater offshore exploration activity increases, we expect targeted reservoirs to have higher pressures and temperatures, supporting the opportunity pipeline for high-density completion fluids, including TETRA Neptune, which continues to grow.

Water & Flowback Services
•Revenue of $64.5 million
•Net income before taxes of $2.1 million
•Adjusted EBITDA of $9.1 million
•Adjusted EBITDA margins of 14.1%

Water & Flowback Services revenue increased 3% sequentially and 1% year over year. Our business has materially outpaced the 24% year-on-year decline in US frac activity and we are in a strong competitive position to incrementally benefit from any activity increase that may result from higher oil and gas prices. Water & Flowback Services net income before taxes increased 241% sequentially and decreased 123% year over year. Adjusted EBITDA increased 20% sequentially and increased 9% year over year driven by cost-reduction initiatives and market penetration of higher-margin automation technology. We expect profitability to improve in the coming quarters driven by project start-ups in Argentina’s Vaca Muerta basin.

Balance Sheet and Cash Flow

As of March 31, 2026, cash and cash equivalents was $35.5 million and total debt was $181.8 million. Net debt was $146.3 million and our net leverage ratio (Net Debt/TTM Adjusted EBITDA) was 1.5 times.

During the first quarter of 2026, cash used in operating activities was $11.9 million, total Adjusted free cash flow was a use of $31.9 million and base business Adjusted free cash flow was a use of $23.5 million. Total capital expenditures were $19.0 million, including $6.6 million associated with the Arkansas project and $1.8 million of capitalized interest.

Tracking Progress to ONE TETRA 2030

Electrolytes for Utility Scale Battery Energy Storage Systems (“BESS”)

TETRA’s electrolyte revenue grew meaningfully in 2025 as the U.S. Energy Information Administration (EIA) reports that a record 15 gigawatts (“GW”) of utility-scale battery storage was added to the grid in 2025. The EIA projects that another record 24 GW is planned for 2026, representing a 60% growth rate. As artificial intelligence and cloud computing drive rapid growth in data‑center power demand, scalable long‑duration energy storage is becoming increasingly critical. TETRA’s proprietary PureFlow® zinc‑bromide electrolyte is a key input for these systems, supporting safe, non‑flammable performance at utility scale.

Data Centers Provide New Produced Water Re-use Opportunity

TETRA’s OASIS TDS end-to-end desalination of produced water for beneficial reuse continues to gain momentum, with multiple engineering efforts and customer commercial engagements. Since establishing 24/7 steady-state operations over the past 50 days, our Permian Basin OASIS project has achieved 96% uptime and continues to meet our performance specifications. We believe that behind-the-meter self-power generation, access to affordable natural gas and land, and other factors will drive significant data center growth in West Texas and accelerate the produced water desalination market well ahead of our 2030 targets. Regulatory agencies continue to focus on understanding the technology, setting permitting standards, and encouraging the industry to bring solutions to the produced water disposal challenge. TETRA is honored to participate in the National Petroleum Council Produced Water Committee and to support the recently announced U.S. Environmental Protection Agency (EPA) Reuse Action Plan (WRAP) 2.0.

Arkansas Bromine Facility on Time and on Budget

We expect our bromine demand supporting our deepwater completion fluids and battery storage electrolytes to double by 2030, driving the need for and reliable access to cost effective elemental bromine, a critical feedstock. This has become more evident with the current events in the Middle East as well over 50% of the global bromine supply comes from that region. Our bromine construction project in Southwest Arkansas continues to proceed on time and on budget. Phase 2 of the project is underway with Phase 3 slated for 2027 and first production in 2028. The plant will have an annual capacity of up to 75 million pounds, more than double our existing long-term third‑party supply agreement.

Critical Mineral Extraction Provides Growth Beyond 2030

TETRA holds more than 40,000 acres of mineral‑rich leases in Southwest Arkansas anchored by large‑scale lithium and magnesium resources. With respect to lithium, this includes royalty rights on lithium sales to be generated by Smackover Lithium (“SWA”), a Standard Lithium/Equinor joint venture, on 35,000 acres and 65% ownership of 585,000 tons of lithium carbonate equivalent (“LCE”) on approximately 6,900 acres.

Also on our 40,000 acres, we have identified over 2 million tons of measured and indicated magnesium resources. We have finalized the formation of a joint venture with Magrathea Metals to advance domestic magnesium metal production and monetize this asset. The JV will leverage our specialty chemical processing expertise and large‑scale magnesium resource base in combination with Magrathea’s proprietary electrolytic magnesium production technology, which has been underwritten in part by the U.S. Department of War.

Conference Call

TETRA will host a conference call to discuss these results on April 30, 2026, at 10:30 a.m. ET. Please visit the Events & Presentations section of the TETRA Technologies website to listen to the call via live webcast. You can also pre-register for the conference call and obtain your dial in number and passcode by clicking here.

Investor Contacts

Matt Sanderson, Executive Vice President and Chief Financial Officer, msanderson@onetetra.com
Kurt Hallead, Vice President - Treasurer/Investor Relations, khallead@onetetra.com

Company Overview

TETRA Technologies, Inc. is an energy services and solutions company focused on developing environmentally conscious services and solutions that help make people's lives better. With operations on six continents, the Company's portfolio consists of Energy Services, Industrial Chemicals, and Critical Minerals. In addition to providing products and services to the oil and gas industry and calcium chloride for diverse applications, TETRA is expanding into the low-carbon energy market with chemistry expertise, key mineral acreage, and global infrastructure, helping to meet the demand for sustainable energy in the twenty-first century. Visit the Company's website at www.onetetra.com for more information or connect with us on LinkedIn.

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)
Schedule A:     Consolidated Income Statement
Schedule B:     Condensed Consolidated Balance Sheet
Schedule C:     Consolidated Statements of Cash Flows
Schedule D:     Non-GAAP Reconciliation of Adjusted Net Income
Schedule E:     Non-GAAP Reconciliation of Adjusted EBIT and Adjusted EBITDA
Schedule F:     Unusual Charges and Credits
Schedule G:    Non-GAAP Reconciliation of Adjusted Free Cash Flow
Schedule H:     Non-GAAP Reconciliation of Net Debt
Schedule I:     Non-GAAP Reconciliation to Net Leverage Ratio

Non-GAAP Financial Measures

In addition to financial results determined in accordance with U.S. GAAP, this press release includes the following non-GAAP financial measures for the Company: Adjusted net income, Adjusted net income per share, consolidated and segment Adjusted EBITDA, segment Adjusted EBITDA as a percent of revenue (“Adjusted EBITDA margin”), total Adjusted free cash flow, base business Adjusted free cash flow, net debt, and net leverage ratio. Schedules D through I provide reconciliations of these non-GAAP financial measures to their most directly comparable U.S. GAAP measures. Such non-GAAP measures adjust for unusual credits, which are further explained in this press release. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with U.S. GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands, except per share amounts)
Revenues	$156,253	$146,681	$157,140
Cost of product sales and services	108,852	105,433	104,565
Depreciation, amortization and accretion	9,176	9,268	9,151
Impairments and other charges	—	3,551	518
Gross profit	38,225	28,429	42,906
General and administrative expense	25,409	25,926	24,134
Operating income	12,816	2,503	18,772
Interest expense, net	3,237	3,961	4,724
Other (income) expense, net	(2,011)	4,667	8,962
Income (loss) from continuing operations before taxes	11,590	(6,125)	5,086
Income tax expense	3,271	9,173	1,037
Income (loss) from continuing operations	8,319	(15,298)	4,049
Discontinued operations:
Loss from discontinued operations, net of taxes	—	(1,209)	—
Net income (loss)	8,319	(16,507)	4,049
Loss attributable to noncontrolling interest	—	7	—
Net income (loss) attributable to TETRA stockholders	$8,319	$(16,500)	$4,049

Basic per share information:
Income (loss) from continuing operations	$0.06	$(0.11)	$0.03
Loss from discontinued operations	$0.00	$(0.01)	$0.00
Net income (loss) attributable to TETRA stockholders	$0.06	$(0.12)	$0.03
Weighted average shares outstanding	134,500	133,868	132,350

Diluted per share information:
Income (loss) from continuing operations	$0.06	$(0.11)	$0.03
Loss from discontinued operations	$0.00	$(0.01)	$0.00
Net income (loss) attributable to TETRA stockholders	$0.06	$(0.12)	$0.03
Weighted average shares outstanding	137,315	133,868	133,757

Schedule B: Condensed Consolidated Balance Sheet (Unaudited)

	March 31, 2026	December 31, 2025
	(in thousands)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,473	$72,628
Restricted cash	51	52
Trade accounts receivable	115,769	99,578
Inventories	119,974	115,726
Prepaid expenses and other current assets	25,900	28,694
Total current assets	297,167	316,678
Property, plant and equipment, net	203,223	194,197
Deferred tax assets, net	86,900	87,322
Operating lease right-of-use assets	35,855	36,999
Patents, trademarks and other intangible assets, net	20,595	21,463
Investments	11,494	11,827
Other assets	7,111	7,275
Total long-term assets	365,178	359,083
Total assets	$662,345	$675,761

LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable	$52,205	$54,517
Current portion of long-term debt	5,938	4,750
Compensation and employee benefits	19,671	28,934
Operating lease liabilities, current portion	11,900	11,326
Accrued taxes	11,912	15,001
Accrued liabilities and other	38,123	39,325
Current liabilities associated with discontinued operations	7,360	7,360
Total current liabilities	147,109	161,213
Long-term debt, net	175,880	176,607
Operating lease liabilities	30,635	32,664
Asset retirement obligations	15,669	15,526
Deferred income taxes	2,889	2,498
Other liabilities	4,548	4,766
Total long-term liabilities	229,621	232,061
Commitments and contingencies
TETRA stockholders’ equity	286,883	283,755
Noncontrolling interests	(1,268)	(1,268)
Total equity	285,615	282,487
Total liabilities and equity	$662,345	$675,761

Balances as of December 31, 2025 have been revised to reflect $4.8 million of long-term debt as current, with an offsetting reduction in long-term debt.

Schedule C: Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands)
Operating activities:
Net income (loss)	$8,319	$(16,507)	$4,049
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation, amortization and accretion	9,176	9,268	9,151
Impairments and other charges	—	3,551	518
Gain on investments	(662)	(1,194)	(257)
Deferred income tax expense (benefit)	1,102	4,704	(134)
Equity-based compensation expense	1,778	1,779	1,860
(Recovery of) provision for credit losses	(23)	190	(85)
Amortization and expense of financing costs	570	531	495
Gain on sale of assets	(127)	(152)	(113)
Non-cash cumulative foreign currency translation adjustment loss from dissolution of Canadian subsidiary	—	—	9,516
Other non-cash (credits) charges	(1)	(453)	6
Changes in operating assets and liabilities:
Accounts receivable	(17,375)	16,625	(15,584)
Inventories	(3,906)	(10,535)	(2,663)
Prepaid expenses and other current assets	2,789	(4,495)	6,158
Trade accounts payable and accrued expenses	(13,300)	21,560	(9,277)
Other	(196)	6,854	295
Net cash (used in) provided by operating activities	(11,856)	31,726	3,935
Investing activities:
Purchases of property, plant and equipment, net	(19,019)	(27,639)	(17,956)
Proceeds from sale of investments	—	—	19,011
Proceeds from sale of property, plant and equipment	127	301	182
Other investing activities	164	(8)	108
Net cash (used in) provided by investing activities	(18,728)	(27,346)	1,345
Financing activities:
Proceeds from credit agreements and long-term debt	105	98	96
Principal payments on credit agreements and long-term debt	(105)	(98)	(96)
Payments on financing lease obligations	(1,166)	(1,318)	(931)
Proceeds from exercise of stock options	371	3,864	—
Taxes paid upon vesting of equity-based compensation	(5,928)	(1,368)	(1,158)
Net cash (used in) provided by financing activities	(6,723)	1,178	(2,089)
Effect of exchange rate changes on cash	151	(76)	651
(Decrease) increase in cash and cash equivalents	(37,156)	5,482	3,842
Cash, cash equivalents and restricted cash at beginning of period	72,680	67,198	37,208
Cash, cash equivalents and restricted cash at end of period	$35,524	$72,680	$41,050

Supplemental cash flow information:
Interest paid(1)	$2,737	$3,827	$4,515
Income taxes paid	$7,337	$2,212	$3,360
Accrued capital expenditures at end of period	$7,020	$7,849	$5,292
(1) Interest paid is net of $1.8 million, $1.5 million and $0.8 million of capitalized interest for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively.

Schedule D: Non-GAAP Reconciliation of Adjusted Net Income (Loss) (Unaudited)

The following table presents the reconciliation of adjusted net income to the most directly comparable GAAP measure, income before taxes and discontinued operations for the periods indicated:

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands, except per share amounts)

Income (loss) from continuing operations before taxes	$11,590	$(6,125)	$5,086
Income tax expense (benefit)	3,271	9,173	1,037
(Income) loss attributed to noncontrolling interest	—	7	—
Income (loss) from continuing operations	8,319	(15,291)	4,049
Cost of product sales and services adjustments	—	—	477
Impairments and other charges	—	3,551	518
Transaction, restructuring and other expenses	490	7,485	1,086
Former CEO stock appreciation right expense (credit)	—	479	(151)
Non-cash foreign currency translation adjustment loss	—	—	9,516
Unusual tax expense (benefit)	—	7,173	(1,159)
Adjusted net income (loss)	$8,809	$3,397	$14,336

Diluted per share information
Net income (loss) attributable to TETRA stockholders	$0.06	$(0.11)	$0.03
Adjusted net income (loss) per share	$0.06	$0.02	$0.11
Diluted weighted average shares outstanding	137,315	136,719	133,757

Adjusted net income is defined as the Company’s income (loss) before noncontrolling interests and discontinued operations, excluding unusual tax provision, unusual foreign exchange losses and certain special or other charges (or credits), and including noncontrolling interest attributable to continued operations. Adjusted net income is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted net income per share is defined as the Company’s diluted net income per share attributable to TETRA stockholders excluding certain special or other charges (or credits). Adjusted net income per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Schedule E: Non-GAAP Reconciliation of Adjusted EBIT and Adjusted EBITDA (Unaudited)
Consolidated

	Three Months Ended March 31, 2026
	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands, except percents)
Revenues	$156,253	$146,681	$157,140
Income (loss) from continuing operations before taxes	11,590	(6,125)	5,086
Cost of product sales and services adjustments	—	—	477
Impairments and other charges	—	3,551	518
Former CEO stock appreciation right expense (credit)	—	479	(151)
Transaction, restructuring and other expenses	490	7,485	1,086
Non-cash cumulative foreign currency translation adjustment loss from dissolution of Canadian subsidiary	—	—	9,516
Interest (income) expense, net	3,237	3,961	4,724
Investment (income) losses	(662)	(1,194)	(257)
Adjusted EBIT	14,655	8,157	20,999
Depreciation, amortization and accretion	9,176	9,268	9,151
Equity-based compensation expense	1,778	1,779	1,860
Adjusted EBITDA	$25,609	$19,204	$32,010

Adjusted EBITDA as a % of revenue	16.4%	13.1%	20.4%
Completion Fluids & Products

	Three Months Ended March 31, 2026
	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands, except percents)
Revenues	$91,721	$83,727	$93,018
Income (loss) from continuing operations before taxes	24,299	21,012	30,677
Cost of product sales and services adjustments	—	—	477
Transaction, restructuring and other expenses	—	465	—
Interest (income) expense, net	(157)	(144)	(115)
Investment (income) losses	(662)	(670)	361
Adjusted EBIT	23,480	20,663	31,400
Depreciation, amortization and accretion	2,231	2,259	2,177
Adjusted EBITDA	$25,711	$22,922	$33,577

Adjusted EBITDA as a % of revenue	28.0%	27.4%	36.1%

Water & Flowback Services

	Three Months Ended March 31, 2026
	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands, except percents)
Revenues	$64,532	$62,954	$64,122
Income (loss) from continuing operations before taxes	2,060	604	(8,888)
Impairments and other charges	—	—	518
Transaction, restructuring and other expenses	76	582	302
Non-cash cumulative foreign currency translation adjustment loss from dissolution of Canadian subsidiary	—	—	9,516
Interest (income) expense, net	89	11	(7)
Investment (income) losses	—	(524)	—
Adjusted EBIT	2,225	673	1,441
Depreciation, amortization and accretion	6,866	6,917	6,880
Adjusted EBITDA	$9,091	$7,590	$8,321

Adjusted EBITDA as a % of revenue	14.1%	12.1%	13.0%
Corporate

	Three Months Ended March 31, 2026
	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands, except percents)
Income (loss) from continuing operations before taxes	$(14,769)	$(27,741)	$(16,703)
Impairments and other charges	—	3,551	—
Former CEO stock appreciation right expense (credit)	—	479	(151)
Transaction, restructuring and other expenses	414	6,438	784
Interest (income) expense, net	3,305	4,094	4,846
Investment (income) losses	—	—	(618)
Adjusted EBIT	(11,050)	(13,179)	(11,842)
Depreciation, amortization and accretion	79	92	94
Equity-based compensation expense	1,778	1,779	1,860
Adjusted EBITDA	$(9,193)	$(11,308)	$(9,888)

Effective with this earnings release for the three months ended March 31, 2026, we revised our definitions of Adjusted EBIT and Adjusted EBITDA to exclude investment (income) losses. Prior period Adjusted EBITDA amounts have been recast to reflect these revised definitions for all periods presented. We changed the definitions of Adjusted EBIT and Adjusted EBITDA because management believes that investment (income) losses are not reflective of the underlying operating performance of our core business. Investment (income) losses consist of realized and unrealized gains and losses on equity and debt securities, including our investment in Standard Lithium, and investments in common units and preferred units issued by two privately-held companies as well as the option to convert a convertible note issued by a privately-held company into equity interests. Investment (income) losses are recorded in other income (expense), net in our consolidated statements of operations. The magnitude and timing of investment (income) losses are driven by factors external to our core operations that management cannot control and does not consider when evaluating or managing day-to-day business performance. Accordingly, management believes the revised definitions of Adjusted EBIT and Adjusted EBITDA provide more meaningful measures of our operating performance and improve period-over-period comparability. The revisions to the Adjusted

EBIT and Adjusted EBITDA definitions apply symmetrically to both investment income and investment losses, and we will apply this definition consistently in future periods.

Adjusted EBIT is now defined as net income (loss) from continuing operations before taxes, interest (income) expense, net, investment (income) losses, impairments and certain non-cash charges, and unusual adjustments.

Adjusted EBITDA is now defined as net income (loss) from continuing operations before taxes, excluding impairments, certain special, unusual or other charges (or credits), including loss on debt extinguishment, interest (income) expense, net, investment (income) losses, depreciation and amortization and certain non-cash items such as equity-based compensation expense. The most directly comparable GAAP financial measure is net income (loss) from continuing operations before taxes. Equity-based compensation expense represents compensation that has been or will be paid in equity and is excluded from Adjusted EBITDA because it is a non-cash item.

Adjusted EBITDA is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations and without regard to financing methods, capital structure or historical cost basis, and to assess the Company’s ability to incur and service debt and fund capital expenditures.

Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenues. A reconciliation of Adjusted EBITDA margin to the most directly comparable GAAP measures for future periods is not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy activity levels and product mix, which significantly impact revenues. Such items are not currently determinable with reasonable accuracy and may be material to the Company’s actual results determined in accordance with GAAP.

Schedule F: Unusual Charges and Credits (Unaudited)

Unusual charges and expenses, net of credits were $0.5 million for the quarter ended March 31, 2026, which are reflected in Schedules D, E and I, and include $0.5 million of legal fees related to a former subsidiary, plus restructuring and severance as we downsize certain Water & Flowback Services operations.

Management believes that the exclusion of the special charges and credits from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items. See Schedules D, E and I for additional information.

Schedule G: Non-GAAP Reconciliation to Total Adjusted Free Cash Flow and
Base Business Adjusted Free Cash Flow (Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands)
Net cash (used in) provided by operating activities	$(11,856)	$31,726	$3,935
Capital expenditures, net of proceeds from asset sales	(18,892)	(27,338)	(17,774)
Payments on financing lease obligations	(1,166)	(1,318)	(931)
Cash received from sale of investments	—	—	19,011
Total Adjusted Free Cash Flow	$(31,914)	$3,070	$4,241

Total Adjusted Free Cash Flow	$(31,914)	$3,070	$4,241
Less Investments in Arkansas	(6,608)	(17,190)	(11,168)
Capitalized interest	(1,832)	(1,516)	(765)
Base Business Adjusted Free Cash Flow	$(23,474)	$21,776	$16,174
Total Adjusted free cash flow is defined as cash from operations, less capital expenditures net of asset sales, less payments on financing lease obligations plus cash distributions to the Company from investments and proceeds from sales of investments. Total Adjusted free cash flow does not necessarily imply residual cash flow available for discretionary expenditures. Base business Adjusted free cash flow is defined as total Adjusted free cash flow excluding TETRA’s investments in the Arkansas project and capitalized interest associated with the Arkansas project. Management uses this supplemental financial measure to assess the Company’s ability to retire debt, evaluate the capacity of the Company to further invest and grow, and to measure the performance of the Company as compared to its peer group.

A reconciliation of Adjusted free cash flow to the most directly comparable GAAP measures for future periods is not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation including, among other things, depreciation expense and interest. Such reconciling items are not currently determinable pending finalization of cost estimates and funding structure, and may be material to the Company’s actual results determined in accordance with GAAP.
Schedule H: Non-GAAP Reconciliation of Net Debt (Unaudited)

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP.

	March 31, 2026	December 31, 2025
	(in thousands)
Unrestricted Cash	$35,473	$72,628

Term Credit Agreement	181,818	181,357
Net debt	$146,345	$108,729

Net debt is defined as the carrying value of long-term and short-term debt, minus cash
(excluding restricted cash).

Schedule I: Non-GAAP Reconciliation to Net Leverage Ratio (Unaudited)

	Three Months Ended				Twelve Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2026
	(in thousands)
Income (loss) from continuing operations before taxes	$11,590	$(6,125)	$8,105	$19,436	$33,006
Impairments and other charges	—	3,551	—	93	3,644
Former CEO stock appreciation right expense (credit)	—	479	98	(22)	555
Transaction, restructuring and other expenses	490	7,485	1,188	1,242	10,405
Interest (income) expense, net	3,237	3,961	4,448	4,194	15,840
Investment (income) losses	(662)	(1,194)	(1,096)	299	(2,653)
Depreciation, amortization and accretion	9,176	9,268	9,491	9,189	37,124
Equity-based compensation expense	1,778	1,779	1,708	1,747	7,012
Adjusted EBITDA (Schedule E)	$25,609	$19,204	$23,942	$36,178	$104,933
(Gain) loss on sale of assets	(127)	(152)	(66)	(23)	(368)
Other debt covenant adjustments	145	347	177	121	790
Debt covenant adjusted EBITDA	$25,627	$19,399	$24,053	$36,276	$105,355

					March 31, 2026
					(in thousands, except ratio)
Term credit agreement					$190,000
Finance lease obligations					4,194
Letters of credit and guarantees					3,050
Total debt and commitments					197,244
Unrestricted cash					35,473
Debt covenant net debt and commitments					$161,771
Net leverage ratio					1.5

Net leverage ratio is defined as debt excluding financing fees and discount on term loan and including finance lease obligations, other capital purchase liabilities, letters of credit and guarantees, less unrestricted cash, divided by trailing twelve months Adjusted EBITDA for credit facilities. Adjusted EBITDA for credit facilities consists of Adjusted EBITDA described above, less non-cash (gain) loss on sale of investments, (gain) loss on sales of assets and excluding bank fees and certain special or other charges (or credits).
Cautionary Statement Regarding Forward Looking Statements

This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “see,” “expectation,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements regarding our ability to achieve our ONE TETRA 2030 objectives with respect to revenue and Adjusted EBITDA as well as other 2030 goals discussed herein. These statements also include statements concerning economic and operating conditions that are outside of our control, including statements concerning the oil and gas industry; potential revenue associated with our electrolyte products and prospective energy storage projects; measured, indicated and inferred mineral resources of lithium, magnesium, and/or bromine, the potential extraction of lithium, bromine, magnesium and other minerals, including potential extraction of those minerals designated as critical minerals, from our Evergreen Unit and other leased acreage, the economic viability thereof, the demand for such resources, the timing and costs of such activities, and the expected revenues, including any royalties, profits and returns from such activities; the timing and success of our bromine production wells and the construction of our bromine processing facility and related engineering activities and estimated revenues and profitability thereof; projections or forecasts concerning the Company's business activities, including the completion of new projects, future results of operations, revenues, profitability, estimated earnings, earnings per share, estimated Adjusted EBITDA margins and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. With respect to the Company’s disclosures of measured, indicated and inferred mineral resources, including bromine, lithium carbonate equivalent concentrations, and other minerals, it is uncertain if all such resources will ever be economically developed. Investors are cautioned that mineral resources do not have demonstrated economic value and further exploration may not result in the estimation of a mineral reserve. Further, there are a number of uncertainties related to processing lithium, which is an inherently difficult process. Therefore, you are cautioned not to assume that all or any part of our resources can be economically or legally commercialized. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to several risks and uncertainties, many of which are beyond the control of the Company. With respect to the Company’s disclosures regarding the joint venture with Magrathea and the joint venture for the Evergreen Unit, it is uncertain about the ability of the parties to successfully negotiate one or more definitive agreements, the future relationship between the parties, and the ability to successfully and economically produce magnesium, lithium, and/or bromine from TETRA’s brine leases, including the Evergreen Unit. Investors are cautioned that any such statements are not guarantees of future performance or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes in general economic conditions; opportunity risks, such as mineral extraction, demand therefor, or realizing industrial and other benefits expected from bromine processing; our ability to develop a bromine processing facility and risks inherent in the construction of such facility; the accuracy of our resources report or the timing of future updates to our resources report, feasibility study and economic assessment regarding our lithium, bromine and other mineral acreage; our ability to obtain any necessary additional capital to finance our development plans, including the construction of our bromine processing plant; equipment supply, equipment defects and/or our ability to timely obtain equipment components; competition from existing or new competitors; risks associated with changes in laws and regulations, or the imposition of economic or trade sanctions affecting international commercial transactions, including legislative, regulatory and policy changes, such as unexpected changes in tariffs, trade barriers, price and exchange controls; and other the factors described in the section titled “Risk Factors” contained in the Company's Annual Reports on Form 10-K, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. Investors should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to update or revise any forward-looking statements, except as may be required by law.